UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2009 (August 5, 2009)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On August 5, 2009, the Company concluded, and the Audit Committee of the Board of Directors approved, that the previously filed unaudited consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the three months ended
March 31, 2009, originally filed with the Securities and Exchange Commission on May 8, 2009 (the “Original Filing”), should no longer be relied upon due to errors relating to the accounting for noncontrolling interests.

     Effective January 1, 2009, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51.” SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS No. 160 generally requires the Company to clearly identify and present ownership interests in subsidiaries held by parties other than the Company in the consolidated financial statements within the equity section but separate from the Company’s equity. It also requires the amounts of consolidated net income attributable to the Company and to the noncontrolling interests to be clearly identified and presented on the face of the consolidated statements of income; changes in ownership interests to be accounted for as equity transactions; and when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary and the gain or loss on the deconsolidation of the subsidiary to be measured at fair value. The implementation of SFAS No. 160 also results in the cash flow impact of certain transactions with noncontrolling interests being classified within financing activities. Such treatment is consistent with the view that under SFAS No. 160 transactions between the Company (or its subsidiaries) and noncontrolling interests are considered to be equity transactions.

     The Company determined that, during the initial adoption of SFAS No. 160 in the quarter ended March 31, 2009, it (i) incorrectly classified certain noncontrolling interests in equity rather than outside of permanent equity in its unaudited consolidated balance sheet and statement of changes in equity and (ii) incorrectly included distributions to noncontrolling interests in cash flows from operating activities rather than financing activities in its unaudited consolidated statement of cash flows upon the adoption of SFAS No. 160. As a result of the retrospective application of the presentation and disclosure requirements of SFAS No. 160, the Company’s unaudited consolidated balance sheet as of
March 31, 2009 and consolidated balance sheet as of December 31, 2008 and the related unaudited consolidated statements of changes in equity and cash flows for the periods ended March 31, 2009 and 2008 require restatement. While SFAS No. 160 generally requires that noncontrolling interests be classified as permanent equity, the majority of the Company’s noncontrolling interests have certain industry specific redemption features that are not solely within the Company’s control. These redemption features obligate the Company to purchase the noncontrolling interests in substantially all of the Company’s partnerships in the event of a change in current law that would prohibit the noncontrolling interests current form of ownership in ambulatory sugery centers. Therefore, the classification of noncontrolling interests outside of permanent equity is required. In addition, the Company will correct equity to combine deferred compensation with common stock. The restatement will not affect total assets or total liabilities and equity as of March 31, 2009, or the total net change in cash and cash equivalents for the three months ended March 31, 2009 and 2008. The restatement will have no impact on the Company’s consolidated statements of earnings or the related earnings per share amounts.

     The Company will file, on August 10, 2009, an amended Quarterly Report on Form 10-Q for the three months ended March 31, 2009 to correct the errors described above.

     Management and the Company’s Audit Committee discussed these matters with the Company’s independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)

Date: August 10, 2009

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